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[LOGO OF integrated information systems(TM)]

                                               1480 South Hohokam Drive
                                               Tempe, AZ  85281
                                               480-317-8000
                                               480-317-8779 - Investor Relations
                                               480-317-8010 - Fax
                                               www.iis.com




FOR IMMEDIATE RELEASE


   IIS Enters into Agreements to Hire the Management and Professional Staff
               and Acquire Certain Assets of Goliath Networks -
         An Established Midwest Information Technology Consulting Firm

Tempe, AZ (December 21, 2001) Integrated Information Systems, Inc. ("IIS") (NASDAQ: IISX), an innovative technology and business consultancy, today announced it has entered into agreements to hire the executive management and key professional staff and acquire certain related assets of Goliath Networks, Inc., an established, privately owned Midwest information technology consulting and services firm headquartered in Madison, Wisconsin. On Wednesday, December 19, Goliath Networks filed a voluntary assignment for the benefit of creditors in Wisconsin, and the transaction agreements are subject to court approval. Under these agreements, the Goliath Networks executives and professionals, who serve clients nationwide, will continue operations from Madison, Milwaukee and Green Bay.

Goliath Networks' services offering includes strategic technology planning, application development and integration, enterprise network integration, and Internet infrastructure design and implementation. Goliath Networks offers solutions in full-network security, with packaged security offerings that balance clients' security management needs against risks and provide protection mechanisms, through skilled use of technology combined with education and experience. Founded in 1993, Goliath Networks has built a distinguished client list that includes American Family Insurance Company, AnchorBank, Bethesda Lutheran Homes and Services, Inc., CUNA Mutual Group, Lands' End, Madison Area Technical College, Marshall Erdman & Associates, Inc., Kraft Foods, Rayovac Corporation, the State of Wisconsin, Alliant Energy, and Dean Medical.

A premier Microsoft focused consultancy, Goliath Networks was among the first six companies internationally designated as a 2001 Microsoft Gold Certified Partner for Enterprise Systems. In addition, Microsoft has recognized Goliath Networks' multi-faceted expertise by appointing it to the Microsoft Infrastructure Partner Advisory Council (2000 and 2001) and the Microsoft eCommerce Partner Advisory Council (2001), and by awarding it the Grand Prize in the Microsoft Midwest Eclipse Challenge for the most outstanding Windows 2000 Advanced Server project (2001). For the last decade, Goliath Networks has provided clients high-end enterprise solutions across all technologies and platforms through key partnerships with Microsoft, Novell, Citrix, Compaq, IBM, Dell, Cisco, Nortel, Sun and Oracle.

In recent quarters, Integrated Information Systems has further increased its Microsoft multi-region delivery capability to become one of the nation's strongest and most diverse mid-market Microsoft Gold Certified Partners. Through its growth strategy of combining with like-minded peer consultancies, IIS has expanded beyond its established Southwest and New England Microsoft markets, first in the Northwest region by acquiring STEP Technology in Portland, Oregon, and then in the Intermountain region by acquiring Winfield Allen in Denver, Colorado. Goliath Networks' Microsoft delivery capabilities will add the Midwest region to IIS' market reach, if the transaction agreements are completed.

"The present economic slowdown created a unique strategic opportunity for IIS," said Jim Garvey, Chairman, Chief Executive Officer and President of IIS. "We have continued to aggressively remodel our business, increasing vertical and regional presence by combining forces with established firms such as K2 Digital, STEP Technology, Inteflux and Winfield Allen, and are continuing to do so through these transactions with Goliath, while simultaneously removing operational inefficiencies, improving processes and bolstering IIS' core capabilities. As a result of these actions, we believe that Integrated Information Systems is viable under present

                                   - more -
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IIS Agreements with Goliath Networks
December 21, 2001 - Page 2


economic conditions and that we can emerge from the IT industry downturn with improved market share, and an enhanced brand and competitive advantage."

"Goliath Networks fully subscribes to the Integrated Information Systems' strategy of combining well-established firms having leading competitive market positions in their respective regions and significant Microsoft status and expertise," said Mark Bakken, CEO of Goliath Networks, Inc., and who is to be General Manager, Midwest Region division, of IIS. "Integrated Information Systems' commitment to delivering Microsoft solutions, including Microsoft Great Plains, is directly aligned with Goliath's ongoing core strengths and market position in the Midwest."

Bakken stated further, "We are pleased at the prospect of extending Goliath Networks' Novell practice to IIS nationally, and significantly expanding Goliath Networks' service offerings to include cost effective offshore development through IIS' Bangalore, India operations, enhanced front-end design and strategy through K2 Digital, IIS' digital services division based in New York City, and application management and hosting through IIS Application Outsourcing Services. We are also pleased with the opportunity to offer IIS' national vertical expertise in financial services, transportation, manufacturing and supply chain, and tradeshow/event services."

"We view Goliath Networks as the Midwest's highest quality Microsoft consulting firm," said Garvey. "With these transactions, IIS and Goliath look forward to emerging as the IT services mid-market leader in the Midwest. As with our previous transactions, Goliath Networks and IIS share remarkably similar cultures and a driving commitment to leverage technology, enabling clients to reduce costs, improve overall efficiencies, and deploy the technology advancements necessary for them to remain competitive in their respective markets. We are excited to enter into these transactions in order to have the Goliath Networks professionals and brand combine with Integrated Information Systems."

Over the years, Goliath Networks has enjoyed significant market recognition and received numerous awards including:
     .    Inc. magazine 500 Fastest Growing Companies in the US (97/th/) (2001);
     .    Arthur Andersen's Fast Track Wisconsin List Award (2000 and 2001);
     .    SmartPartner Magazine Smart 100 List of National Companies (2001);
     . The Business Journal - Serving Greater Milwaukee, 16/th/ Largest Milwaukee-Area Computer Reseller (1999);
     .    InBusiness Magazine, Fastest Growing Dane County Companies 1998-99
          (2000); and
     . Wisconsin State Journal Book of Business, Second Largest Dane County Information Technology Consultant.

Previous to this announcement, Goliath Networks, Inc., has filed a petition with the Circuit Court in Dane County, Wisconsin for relief under Chapter 128 of the Wisconsin Statutes, pursuant to which Goliath is making a voluntary assignment for the benefit of its creditors. The IIS agreement to hire the management and professional staff and acquire certain assets of Goliath Networks, Inc., is subject to court approval in the Chapter 128 proceeding and other customary closing conditions. It is anticipated that the Court's approval will be obtained during the first quarter of 2002, however there is no assurance that the Court's approval will be obtained or that the other closing conditions will be met.

For more information about Goliath Networks, please visit the Goliath Networks, Inc., web site at www.Goliath.com.
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About IIS

Integrated Information Systems/TM/ is an innovative technology and business consultancy providing extensive experience and insight to create a sustainable competitive edge for clients. For companies who seek measurable results from business and technology investments, IIS offers cost-conscious, productive, profit-minded solutions across the entire service value chain with single provider accountability.
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IIS Agreements with Goliath Networks
December 21, 2001 - Page 3


Founded in 1988, IIS employs approximately 350 professionals in offices in Atlanta; Bangalore, India; Boston; Denver; Jacksonville; London, England; Los Angeles; New York City; Phoenix; and Portland, Oregon. Integrated Information Systems stock is traded on the NASDAQ exchange under IISX.

For more information, please visit the IIS web site at www.iis.com.
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Cautionary Statement
--------------------
This press release contains forward-looking statements as that term is defined under the Private Securities Litigation Reform Act of 1995, including statements concerning IIS' ability to continue serving Goliath Networks' clients and to profitably integrate the capabilities of Goliath Networks' services and professional consulting staff with the services offered by the staff of IIS, IIS' ability to reduce costs through elimination of redundancies, IIS' ability to deliver advanced solutions for its clients and to create demand for its services, and IIS' ability to complete the transactions with Goliath on a timely basis, if at all. These forward-looking statements involve a number of risks and uncertainties which could cause actual events to differ materially from those expressed by such forward-looking statements and could cause IIS' stock price to decline. Factors that could cause actual events to differ from such forward-looking statements include the inability to retain and continue to serve Goliath Networks' clients, the inability to coordinate and integrate the capabilities of Goliath Networks' professional staff and services with the staff and services offered by IIS, the inability of IIS to retain Goliath Networks' former consulting staff and executives, IIS' ability to generate sufficient revenues to offset the costs and expenses of the Goliath Networks transactions, the incurrence of unexpected costs, expenses and liabilities by IIS resulting from the Goliath Networks transactions, IIS' ability to service its debts as a result of debt that would be incurred in the Goliath Networks transactions, and the failure to obtain court approval of the transaction or other closing conditions. Additional risks include lower demand for the company's services, reductions in pricing for the company's services, the company's inability to execute its business plan, obtain new clients or retain existing clients, the company's ability to attract, retain and effectively utilize its personnel, the potential loss of client projects, increased competition, the company's ability to maintain and enhance technology alliances, and its ability to stay at the forefront of technology changes, and other factors identified in documents filed by IIS with the Securities and Exchange Commission and in other public statements, including those set forth under the caption "Risk Factors" in the company's Form 10-K for the year ended December 31, 2000, and in its Form 10-Q for the quarter ended September 30, 2001. All forward-looking statements included in this document are made as of the date hereof, based on information available to IIS on the date hereof, and IIS assumes no obligation to update any forward-looking statements.

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CONTACTS:

William A. Mahan                            Jane Lauer                                   Linda Latman
Executive Vice President & CFO              Communications Manager                       Investor Relations Counsel
Integrated Information Systems, Inc.        Integrated Information Systems, Inc.         The Equity Group Inc.
(480) 317-8997                              (480) 317-8499                               (212) 836-9609
                                            janel@iis.com                                llatman@equityny.com
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